                                                        EX-99.B(j)tgtconst

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 25 to
Registration Statement No. 33-11466 on Form N-1A of W&R Target Funds, Inc.
(formerly Target/United Funds, Inc.) of our report dated February 2, 2001, appearing in the Statement of Additional Information, which is part of this
Registration Statement, and to the reference to us under the caption
"Financial Highlights" in the Prospectus, which also is a part of this
Registration Statement.

/s/ Deloitte & Touche LLP
--------------------------------
Deloitte & Touche LLP
Kansas City, Missouri
April 20, 2001